EXHIBIT 10.4
AMENDMENT TO TERMINATION AGREEMENT
     THIS AMENDMENT (the “Amendment”) to the Termination Agreement dated as of                     , ___, as amended to date (the “Termination Agreement”), between PetroQuest Energy, Inc., a Delaware corporation (the “Company”), and                      (the “Executive”) is made and entered into this ___ day of May, 2006 between the Company and the Executive. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Termination Agreement.
W I T N E S S E T H:
     WHEREAS, the Company and the Executive entered into the Termination Agreement providing for, among other things, the payment of severance benefits to the Executive by the Company upon a Change in Control of the Company and consequent actual or constructive termination of the Executive’s employment by the Company (a “Change in Control Termination”); and
     WHEREAS, the Company and the Executive desire to amend the Termination Agreement.
     NOW, THEREFORE, the Company and the Executive hereby amend the Termination Agreement as follows:
     1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Termination Agreement as defined therein unless otherwise defined herein
     2. The first paragraph of Section 5(c) is hereby amended and restated in its entirety to read as follows:
In the event that the Executive becomes entitled to the severance benefits described in Sections 5(a) and 5(b) or any other benefits or payments under this Agreement or any other agreement, plan, instrument or obligation in whatever form of the Company or its subsidiaries or affiliates (other than pursuant to this Section) including by reason of the accelerated vesting of stock options or restricted stock hereunder or thereunder (together, the “Total Benefits”), and in the event that any of the Total Benefits will be subject to the Excise Tax, the Company shall pay to the Executive an additional amount (the “Gross-Up Payment”) such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Benefits and any federal, state and local income tax, Excise Tax and FICA and Medicare withholding taxes upon the payment provided for by this Section, shall be equal to the Total Benefits.
     3. Section 13 is hereby added to the Termination Agreement to read as follows:

     13. Code Section 409A. This Agreement is not intended to be deferred compensation under Code Section 409A under the Internal Revenue Code of 1986, as amended, and the regulations, notices and rulings thereunder. The parties agree to amend this Agreement to the extent necessary to insure that this Agreement is not deferred compensation under Code Section 409A or to comply with Code Section 409A in order to maintain the terms of the Agreement so that there is no reduction in the total amounts payable to executive hereunder shall be reduced.
     4. Except as amended by this Amendment, the Termination Agreement shall remain in full force and effect and is hereby ratified and affirmed. In the event of a conflict between the terms in this Amendment and the Termination Agreement, the Amendment shall control.
     5. In case of one or more of the provisions contained in this Amendment for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment, but this Amendment shall be construed as if such invalid, illegal or unenforceable provisions had never been a part of this Amendment.
     6. This Amendment shall be binding upon and inure to the benefit of the Company, its successors, legal representatives and assigns and upon the Executive, his or her heirs, executors, administrators, and representatives. Any reference to the Company herein shall mean the Company as well as any successors thereto.
     7. This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument.
     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Amendment as of the date first written above.

PETROQUEST ENERGY, INC.

By:

Name:

Title:

EXECUTIVE:

[Name]